Exhibit 99.01

FINAL

Laureate Education Contacts:
Rosemarie Mecca	Chris Symanoskie
Chief Financial Officer	Director, Investor Relations
(410) 843-8070	(410) 843-6394

LAUREATE EDUCATION, INC. REPORTS RECORD STUDENT
ENROLLMENT AND THIRD QUARTER 2006 RESULTS

Total Student Enrollment Increases 27% over Prior Year to 240,000 Students

BALTIMORE (October 19, 2006) -- Laureate Education, Inc. (NASDAQ: LAUR), the world’s leading international provider of higher education, announced record financial results for the quarter ended September 30, 2006.

•	Third quarter 2006 revenues increased 35% to $260.9 million, compared to $193.8 million in the third quarter of 2005.

•
Income from continuing operations in the third quarter of 2006 was $9.9 million or $0.19 per diluted share. Excluding the ($0.03) impact of stock option expense, income from continuing operations would have been $0.22 per diluted share, an increase of 29% over the third quarter of 2005. The third quarter 2006 net impact of the previously announced Chilean buy-out, which includes changes in minority interest as well as severance and other non-operating items, was ($0.02) per diluted share. (For details see Reg G Reconciliation in the investor relations section of www.laureate-inc.com).

•
The Company’s campus-based institutions reported third quarter total student enrollment increased 28% to 209,480 students. The primary enrollment season for Laureate’s Northern Hemisphere institutions occurs during the third quarter of the year.

•	Laureate Online Education reported a 10% increase in new student enrollment and a 20% increase in total student enrollment to 31,136 students.

•
Laureate Education closed previously announced transactions to acquire the remaining 20% interest in its Chilean businesses and negotiated all remaining earnout obligations to its former business partner in Chile in exchange for a total settlement of $163 million before any additional deal or related costs.

•
The Company believes that it will achieve earnings of between $1.09 and $1.14 per diluted share for the quarter ending December 31, 2006, excluding ($0.03) to ($0.04) per diluted share impact of SFAS123R. Fourth Quarter 2006 Earnings Outlook including SFAS123R expense is between $1.05 and $1.11 per diluted share.

•
Laureate Education updates its full-year 2006 earnings outlook of between $2.11 and $2.16 per diluted share, an increase of 28% or more over full-year 2005. This excludes estimated SFAS123R impact of ($0.10) to ($0.12) per diluted share. Full-year 2006 Earnings Outlook including SFAS123R expense is $1.99 to $2.06 per diluted share. The full-year 2006 Outlook includes the one time $0.04 net gain related to the continued liquidation of Sylvan Ventures, as reported in the second quarter of 2006.

•
The Company reiterates its full-year 2007 earnings outlook of between $2.59 and $2.67 per diluted share, an increase of 20% or more over full-year 2006. This excludes estimated stock option expense of ($0.12) to ($0.14) per diluted share. Full-year 2007 Earnings Outlook including SFAS123R expense is $2.45 to $2.55 per diluted share.

Douglas Becker, Chairman and Chief Executive Officer of Laureate Education stated, “The third quarter marks the end of the primary enrollment season for Laureate’s Northern Hemisphere institutions and is our largest intake season of the year. Our strong enrollment growth in this period, coupled with substantial margin improvement in our Laureate Online division, positions us well to achieve our goals for 2006. I am proud of the investments that we continue to make in new campuses, new programs, and especially in the management team. These investments make it possible for us to achieve our ambitious objectives for 2007 and beyond.”

Financial and Other Results
As previously announced, all financial information for the prior year 2005 has been restated to reflect a preferential change in accounting for tuition revenue.

Total revenues for the third quarter of 2006 were $260.9 million, an increase of 35% compared to total revenues of $193.8 million in the third quarter of 2005. Total operating income for the third quarter of 2006 decreased to $13.5 million, versus operating income of $15.4 million in the third quarter of 2005. Income from continuing operations in the third quarter of 2006 was $9.9 million or $0.19 per diluted share.

Excluding the ($0.03) impact of stock option expense, income from continuing operations would have been $0.22 per diluted share, an increase of 29% over the third quarter of 2005. The third quarter 2006 net impact of the previously announced Chilean buy-out, which includes changes in minority interest as well as severance and other non-operating items, was ($0.02) per diluted share. (For details see Reg G Reconciliation in the investor relations section of www.laureate-inc.com).

For the nine-month period ended September 30, 2006, total revenues were $799.1 million, an increase of 33% compared to total revenues of $599.4 million in the same period of 2005. Total operating income for the nine-month period increased to $70.5 million, versus operating income of $61.8 million in the same period of 2005. Income from continuing operations for the nine-month period ended September 30, 2006 was $49.8 million or $0.94 per diluted share, an increase of 19% over the same period of 2005.

Total cash and marketable securities at September 30, 2006 were $173.6 million, while total company debt was $463.9 million.

Laureate Education closed previously announced transactions to acquire the remaining 20% interest in its Chilean businesses and negotiated all remaining earnout obligations to its former business partner in Chile in exchange for a total settlement of $163 million before any additional deal or related costs.

In the South America region, total student enrollment in the third quarter 2005, previously reported as 69,997 students, has been revised to 66,668 students to reflect student attrition and graduations at 3 campuses which had been incorrectly reported.

Laureate Education operates 25 institutions of higher education in 15 countries, offering academic programs to 240,616 students through 58 campuses and online.

Management Appointments

As part of Laureate’s continuing efforts to develop and recruit exceptional executive talent for its rapidly growing network of universities, the Company announced several appointments:

•
Jorge Brake has been hired as President and CEO of Laureate Education’s Mexico and Central America Region. Mr. Brake brings extensive management, marketing and product development experience to Laureate, having served as President and CEO of Procter & Gamble in Mexico and Central America.

•
Gary Wojtaszek has been hired Senior Vice President - Treasurer for Laureate Education. Mr. Wojtaszek was previously Vice President of Finance and Principal Accounting Officer of Agere Systems, a global semi-conductor manufacturer with operations throughout North America, Europe and Asia.

•
Cristina O’Naghten, CPA, has been hired as Vice President of Internal Audit for Laureate Education. Mrs. O’Naghten brings over 20 years of financial and audit experience to Laureate, having recently served as General Motors Corporation’s Audit Services Director for Latin America, Africa, and Middle East Region.

•
Anthony Viola, CPA, has been hired as Senior Vice President of Tax for Laureate Education. Mr. Viola most recently served as the Vice President of Taxes for Sodexho, a $6.5 billion management services subsidiary of Sodexho Alliance.

Revenue Growth - Organic and Acquisition
For three months ended September 30th

			% Growth
	Revenue		Amount	Constant
(In Thousands)	2006	2005	in USD	Currency
Mexico/Central America(1)	$74,809	$59,997	25%	27%
South America(2)	75,423	65,422	15%	13%
Europe	30,181	22,572	34%	31%
Online	59,843	45,809	31%	31%
Subtotal	240,256	193,800	24%

Acquisitions(3)	20,650	-

Total	$260,906	$193,800	35%

(1) Mexico/Central America includes Mexico, Costa Rica, Honduras and Panama.
(2) South America includes Chile, Ecuador and Peru.
(3) Acquisitions include: Cyprus College and Anhembi Morumbi (Brazil).

Revenue Growth - Organic and Acquisition
For nine months ended September 30th

			% Growth
	Revenue		Amount	Constant
(In Thousands)	2006	2005	in USD	Currency
Mexico/Central America(1)	$215,957	$175,550	23%	22%
South America(2)	197,921	163,992	21%	14%
Europe	138,557	129,056	7%	10%
Online	167,566	130,848	28%	28%
Subtotal	720,001	599,446	20%

Acquisitions(3)	79,134	-

Total	$799,135	$599,446	33%

(1) Mexico/Central America includes Mexico, Costa Rica, Honduras (Q3 2005 and Q3 2006), and Panama.
(2) South America includes Chile, Ecuador and Peru.
(3) Acquisitions include: Honduras (Q1and Q2 2006), Cyprus College and Anhembi Morumbi (Brazil).

Student Enrollment
As of October 18, 2006

New Student Enrollment(1)	2006	2005		% Change
Mexico/Central America	44,436	35,674		25%
South America	29,984	28,863		4%
Europe	6,431	5,818		11%
Total Campus Based	80,851	70,355		15%

Total New Student Enrollment
at Acquired Schools(3)	8,972	--
Subtotal	89,823	70,355		28%

Online	18,735	16,994		10%

Total New Student Enrollment
with Acquisitions	108,558	87,349		24%

Total Student Enrollment(2)	2006	2005
Mexico/Central America	94,246	82,305		15%
South America	74,601	66,668	(4)	12%
Europe	15,932	14,732		8%
Total Campus Based	184,779	163,705		13%

Total Student Enrollment
at Acquired Schools(3)	24,701	--
Subtotal	209,480	163,705		28%

Online	31,136	26,023		20%

Total Student Enrollment
with Acquisitions	240,616	189,728		27%

(1) New Student Enrollment is YTD, reported as of 10/18/2006 and 10/19/2005, respectively.
(2) Total Student Enrollment is census, reported as of 10/18/2006 and 10/19/2005, respectively.
(3) Acquisitions (less than 1 year) include the following: Cyprus College and Anhembi Morumbi (Brazil).
(4) Student enrollment in 2005 is revised to reflect attrition and graduations at 3 campuses which had been incorrectly reported.

Financial Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Fourth Quarter 2006:

•	For its campus-based and online businesses, Laureate Education anticipates total revenue of $315 to $340 million for the fourth quarter 2006.

•
The Company anticipates Campus-Based revenue of $250 to $270 million for the fourth quarter 2006, with operating margins between 28% and 29%. Latin America revenue is expected to be between $185 and $200 million with operating margins of 31% to 32%. Europe revenue is expected to be between $65 and $70 million with operating margins of 28% to 29%. General and administrative expenses for the Campus-Based division are expected to be approximately $5 million.

•	The Company anticipates Online revenue of $65 to $70 million for the fourth quarter 2006, with operating margins between 28% and 29%.

•	Corporate general and administrative expenses are expected to be approximately $15 million in the fourth quarter 2006.

•
The Company currently believes that it will achieve earnings of between $1.09 and $1.14 per diluted share for the fourth quarter 2006, excluding estimated stock option expense of ($0.03) to ($0.04) per diluted share. Fourth Quarter 2006 Earnings Outlook including SFAS123R expense is between $1.05 and $1.11 per diluted share.

•	Fully-diluted weighted average shares outstanding is expected to be approximately 53.3 million for the quarter ending December 31, 2006.

Full-Year 2006:

•
Laureate Education updates its full-year 2006 earnings outlook of between $2.11 and $2.16 per diluted share, an increase of 28% or more over full-year 2005. This excludes estimated SFAS123R impact of ($0.10) to ($0.12) per diluted share. Full-year 2006 Earnings Outlook including SFAS123R expense is $1.99 to $2.06 per diluted share. The full-year 2006 Outlook includes the one time $0.04 net gain related to the continued liquidation of Sylvan Ventures, as reported in the second quarter of 2006.

Full-Year 2007:

•
The Company reiterates its full-year 2007 earnings outlook of between $2.59 and $2.67 per diluted share, an increase of 20% or more over full-year 2006. This excludes estimated stock option expense of ($0.12) to ($0.14) per diluted share. Full-year 2007 Earnings Outlook including SFAS123R expense is $2.45 to $2.55 per diluted share.

Presentation materials for today’s conference call with the financial community will be available to listeners through the investor relations section of the Company's website, www.laureate-inc.com. The live webcast of Laureate’s third quarter conference call will be broadcast at 5:00 p.m. eastern time today.

About Laureate Education, Inc.

Laureate Education, Inc. (NASDAQ: LAUR) is focused on providing a superior university experience to over 240,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

Forward-Looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements.

The following factors might cause such a difference:
•	The Company’s operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

•	The Company’s foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K/A and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on “Investor Relations”, “SEC Filings”).

###

Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2006	2005	$ Variance	% Variance
Revenues		(restated)
Mexico/Central America (a)	$74,809	$59,997	$14,812	25%
South America (b)	94,419	65,422	28,997	44%
Campus Based - Latin America	169,228	125,419	43,809	35%

Mediterranean Region (c)	7,548	3,086	4,462	145%
Hospitality	17,393	14,178	3,215	23%
France	6,894	5,308	1,586	30%
Campus Based - Europe	31,835	22,572	9,263	41%

Campus Based Total	201,063	147,991	53,072	36%

Laureate Online Education	59,843	45,809	14,034	31%

Total revenues	260,906	193,800	67,106	35%

Core operating expenses	236,250	170,214	66,036	39%
General and administrative expenses	11,154	8,145	3,009	37%

Total operating expenses	247,404	178,359	69,045	39%

Operating income	13,502	15,441	(1,939)	-13%

Non-operating items
Interest and other income	4,527	2,876	1,651	57%
Interest expense	(4,886)	(2,611)	(2,275)	-87%
Foreign exchange gain (loss)	854	(90)	944	N/A
Total non-operating items	495	175	320	183%

Income from continuing operations before
minority interest, equity in net income (loss)
of affiliates, and income taxes	13,997	15,616	(1,619)	-10%
Minority interest in income of consolidated subsidiaries,
net of income tax	(3,359)	(4,634)	1,275	28%
Equity in net loss of affiliates, net of income tax	(163)	(166)	3	2%
Income tax expense	(591)	(1,749)	1,158	66%
Income from continuing operations	9,884	9,067	817	9%

Loss from discontinued operations, net of income tax (d)	(113)	(229)	116	51%
Gain on disposal of discontinued operations, net of income tax	2,217	-	2,217	N/A
Net income	$11,988	$8,838	$3,150	36%

Weighted average shares (basic)	51,522	49,801
Weighted average shares (diluted)	53,124	52,073
EPS-Net income (basic)	$0.23	$0.18
EPS-Net income (diluted)	$0.23	$0.17
EPS- Income from continuing operations (basic)	$0.19	$0.18
EPS- Income from continuing operations (diluted)	$0.19	$0.17

Segment operating profit (loss):
Campus Based - Latin America	$30,348	$29,416	$932	3%
Campus Based - Europe	(12,013)	(6,981)	(5,032)	-72%
Campus Based - Overhead	(5,998)	(5,861)	(137)	-2%
Campus Based - Total	$12,337	$16,574	$(4,237)	-26%

Laureate Online	$12,319	$7,012	$5,307	76%

a)	Mexico/Central America includes Mexico, Costa Rica, Panama and Honduras.
b)	South America includes Chile, Brazil, Ecuador and Peru.
c)	The Mediterranean Region includes Spain and Cyprus.
d)	The 2006 and 2005 operating results present the WSI and India business units as well as a nonstrategic European business as discontinued operations.
GT = Greater Than, LT = Less Than

	Nine Months Ended September 30,
	2006	2005	$ Variance	% Variance
Revenues		(restated)
Mexico/Central America (a)	$221,766	$175,550	$46,216	26%
South America (b)	260,768	163,992	96,776	59%
Campus Based - Latin America	482,534	339,542	142,992	42%

Mediterranean Region (c)	73,357	60,150	13,207	22%
Hospitality	45,076	39,549	5,527	14%
France	30,602	29,357	1,245	4%
Campus Based - Europe	149,035	129,056	19,979	15%

Campus Based Total	631,569	468,598	162,971	35%

Laureate Online Education	167,566	130,848	36,718	28%

Total revenues	799,135	599,446	199,689	33%

Core operating expenses	696,200	517,020	179,180	35%
General and administrative expenses	32,425	20,641	11,784	57%

Total operating expenses	728,625	537,661	190,964	36%

Operating income	70,510	61,785	8,725	14%

Non-operating items
Gain on sale of Chancery Software, Ltd.	9,322	-	9,322	N/A
Interest and other income	12,531	8,565	3,966	46%
Interest expense	(11,634)	(7,687)	(3,947)	-51%
Foreign exchange income (loss)	540	(777)	1,317	N/A
Total non-operating items	10,759	101	10,658	GT 200%

Income from continuing operations before
minority interest, equity in net income (loss)
of affiliates, and income taxes	81,269	61,886	19,383	31%
Minority interest in income of consolidated subsidiaries,
net of income tax	(18,161)	(12,880)	(5,281)	-41%
Equity in net loss of affiliates, net of income tax	(374)	(370)	(4)	-1%
Income tax expense	(12,958)	(6,931)	(6,027)	-87%
Income from continuing operations	49,776	41,705	8,071	19%

(Loss) Income from discontinued operations, net of income tax (d)	(1,786)	386	(2,172)	N/A
Income (Loss) on disposal of discontinued operations, net of income tax	1,296	(9,751)	11,047	N/A
Net income	$49,286	$32,340	$16,946	52%

Weighted average shares (basic)	51,134	49,539
Weighted average shares (diluted)	52,963	51,948
EPS-Net income (basic)	$0.96	$0.65
EPS-Net income (diluted)	$0.93	$0.62
EPS- Income from continuing operations (basic)	$0.97	$0.84
EPS- Income from continuing operations (diluted)	$0.94	$0.80

Segment operating profit (loss):
Campus Based - Latin America	$87,101	$70,691	$16,410	23%
Campus Based - Europe	7,622	10,073	(2,451)	-24%
Campus Based - Overhead	(16,573)	(11,859)	(4,714)	-40%
Campus Based - Total	$78,150	$68,905	$9,245	13%

Laureate Online	$24,785	$13,521	$11,264	83%

a)	Mexico/Central America includes Mexico, Costa Rica, Panama and Honduras.
b)	South America includes Chile, Brazil, Ecuador and Peru.
c)	The Mediterranean Region includes Spain and Cyprus.
d)	The 2006 and 2005 operating results present the WSI and India business units as well as a nonstrategic European business as discontinued operations.
GT = Greater Than, LT = Less Than